Exhibit 3.1

                            ARTICLES OF INCORPORATION

SEP 05  1997                           of

                        Universal Funding Services, Inc.

        Know all men by these present;

     That the undersigned, have this day voluntarily associated ourselves together for the purpose of forming a corporation under and pursuant to the provisions of Nevada Revised Statutes 78.010.to Nevada Revised Statues 78.090 inclusive, as amended, and certify that;

          1.   The name of this corporation is:

                                      Universal Funding Services, Inc,

          2. Offices for the transaction of any business of the Corporation, and where meetings of the Board of Directors and of Stockholders may be held, may be established and maintained in any part of the State of Nevada, or in any other state, territory, or possession of the United States.

          3.   The nature of the business is to engage in any lawful activity.


          4. The Capital Stock shall consist of 50,000,000 shares of common stock, $0.001 par value.


          5. The members of the governing board of the corporation shall be styled directors, of which there shall be no less than 1 nor more than 9. The Directors of this corporation need not be stockholders. The first Board of Directors is:

               Penni E. Cress whose address is 5038 Bond St., Las Vegas, NV
               89118.

          6.   This corporation shall have perpetual existence.

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          7.   The name and address of each of the incorporators signing these
               Articles of Incorporation are as follows Penni E. Cress whose address is, 5038 Bond St., NV 39118.


          8. This Corporation shall have a president, a secretary, a treasurer, and a resident agent, to be chosen by the Board of Directors, any person may hold two or more offices.

          9. The resident agent of this Corporation shall be Penni E. Cress, 5038 Bond St., Las Vegas, NV 89118.

          10. The Capital Stock of the corporation, after the fixed consideration thereof has been paid or performed, shall not be subject to assessment, and the individual liable for the debts and liabilities of the Corporation, and the Articles of Incorporation shall never be amended as the aforesaid provisions.

          11. No director or officer of the corporation shall be personally liable to the corporation of any of its stockholders for damages for breach of fiduciary duty as a director or office involving any act or omission of any such director or officer provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer for acts or omissions which involve intentional misconduct, fraud or a knowing violation of' law, or the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article of the Stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of officer of the Corporation for acts or omissions prior to such repeal or modification.





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     I, the undersigned, being the incorporator herein above named for the purpose of forming a corporation pursuant to the general corporation law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts within stated are true and accordingly have hereunto set my hand this 5th day of September 1997.

                                          /s/ Penni E. Cress
                                          Penni E. Cress
                                          5038 Bond St.
                                          Las Vegas,NV89118

     State of NEVADA     )
                         )ss
     County of CLARK     )

     On 9-5-97 personally appeared before me, a notary public, personally known to me to be the person whose name is subscribed to the above instrument who acknowledged that he/she executed the instrument.

                                          /s/ Cathy Souers
                                          Signature

CATHY SOUERS
Notary Public
State of Nevada
Clark County
No. 95-1166-1

My appointment expires Oct. 13, 1999

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                    CERTIFICATE OF ACCEPTANCE OF APPOINTMENT
                                BY RESIDENT AGENT

     In the matter of Universal Funding Services, Inc. I, Penni E. Cress, with address at: 5038 Bond St., City of LAS VEGAS, County of CLARK, State of NEVADA 89103 hereby accept appointment as Resident Agent of the above-entitled corporation in accordance with NRS 78.090.

     FURTHERMORE, that the principal office in this State is located at 5038 Bond St., City of LAS VEGAS County of CLARK, State of NEVADA 89118

     IN WITNESS WHEREOF, I have hereunto set my hand this 5th day of September, 1997.

                                          /s/ Penni E. Cress
                                          RESIDENT AGENT


     NRS 78.090 Except any period of vacancy described in NRS 78.097, every corporation shall have a resident agent, who may wither a natural person or a corporation, resident or located in this state, in charge of its principal office. The resident agent may be any bank, or banking corporation, or other corporation, located and doing business in this state. The certificate of acceptance must be filed at the time of the initial filing of the corporate papers.

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